LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby constitutes and appoints Gregory E.A. Morrison, Joseph F. Fisher, and Michael E.

Lombardozzi, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of  the

undersigned, in the undersigned's capacity as an officer and/or director of
Platinum Underwriters Holdings, Ltd. or one of its subsidiaries (the

"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

(2)	do
and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to comeplete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any
stock exchange or similar authority; and


(3)	take any other action of
any type whatsoever in connection with the foregoing which, om tje opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	    The undersigned hereby
grants to
suchh attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Comapny assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

	  This Power

of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	  IN WITNESS
WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this
27th day of April, 2005.









/s/Robert V. Deutsch
Signature